Exhibit 32.2
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Adam Altsuler, Chief Financial Officer of USD Partners GP LLC, as general partner of USD Partners LP (the “Partnership”), hereby certify, to the best of my knowledge, that:

(1)
the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	November 3, 2016	/s/ Adam Altsuler
Adam Altsuler
Chief Financial Officer (Principal Financial Officer)